EXHIBIT 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Jay L. Schottenstein, Chief Executive Officer, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of American Eagle Outfitters, Inc., and, except as corrected or supplemented in a subsequent covered report:

-   no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

-   no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with American Eagle Outfitters, Inc.'s audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

 -  the Annual Report on Form 10-K of American Eagle Outfitters, Inc., for the fiscal year ended February 2, 2002;

-  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of American Eagle Outfitters, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

-  any amendments to any of the foregoing.
/s/ Jay L. Schottenstein	Subscribed and sworn to before me this 13th day of September, 2002.
Jay L. Schottenstein	/s/ Laura A. Gaus
Chief Executive Officer	Notary Public
American Eagle Outfitters, Inc.	Franklin County, Ohio
September 13, 2002	My Commission Expires: May 26, 2003